POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints BARRY RUBENSTEIN, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all statements and reports required under Section 13(d) of the Securities Exchange Act of 1934, as amended, including, without limitation, Schedule 13D, and all amendments of all such statements and/or reports, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and with such other parties as may be required, granting unto said attorney-in-fact, and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necesary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of November, 1996.

                                        s/Brian Rubenstein
                                      -----------------------------
                                           BRIAN RUBENSTEIN


                                - 22 of 23 -

          IN WITNESS WHEREOF, we have executed this Agreement with the intention that it shall be binding upon us as of the day and year set forth above.



                                          /s/ Barry Rubenstein
                           -----------------------------------------------------
                           Barry Rubenstein, individually, as General Partner on behalf of Woodland Partners, Woodland Venture
                           Fund and Seneca Ventures, as President of Woodland Services Corp., and as Trustee of The Marilyn and Barry Rubenstein Family Foundation

                                         /s/ Marilyn Rubenstein
                           -----------------------------------------------------
                           Marilyn Rubenstein

                                                   *
                           -----------------------------------------------------
                           Brian Rubenstein


*     /s/ Barry Rubenstein
-----------------------------------
 Barry Rubenstein, Attorney-in-Fact


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